UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2026

Atrium Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43008	39-4639499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10578 Science Center Drive, Suite 125
San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 876-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	RNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 14, 2026, Atrium Therapeutics, Inc. (the “Company”) announced that the U.S. Food and Drug Administration has cleared its Investigational New Drug (“IND”) application allowing the Company to move forward with its CorventisTM Phase 1/2 clinical trial designed to evaluate ATR 1072 for the treatment of Protein Kinase AMP-activated non-catalytic subunit Gamma 2 (“PRKAG2”) syndrome.

A copy of the announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Information contained on or accessible through any website reference in the press release is not part of, or incorporated by reference in, this Current Report on Form 8-K, and the inclusion of such website addresses in this Current Report on Form 8-K by incorporation by reference of the press release is as inactive textual references only.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1+	Press Release, dated July 14, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRIUM THERAPEUTICS, INC.

Date: July 14, 2026	By:	/s/ Kathleen Gallagher
Name: Kathleen Gallagher Title: Chief Executive Officer